LICENSE AGREEMENT


          THIS  AGREEMENT,  by  and between, MGA Holdings  Limited,  formerly

Naturol  Limited ("Licensor") whose principal office at Channel House,  Green

Street, St. Helier, Jersey JE4 5UW, Channel Islands and Naturol Holdings Inc,

,  a  Delaware corporation having an office at 6265 South Stevenson Way,  Las

Vegas,    Nevada    89120    ("Licensee")   is    entered    into    as    of

____________________________.

                           RECITALS:

          A.   WHEREAS, Peter Wilde ("Inventor") is the inventor of a Process and  Apparatus for Preparing Extracts and Oils from Natural Plants and  Other

Biomass,  a  Process for Extracting Fixed and Mineral Oils  and  Refining  of

Crude Extracts employing HFC134a and other solvents (the "Inventions"),  such

Inventions  being  covered by or to be covered by the PCT Patents  as  herein after defined;

          B.     WHEREAS,  Peter  Wilde  assigned  his  rights  in  the  said

Inventions,  the  PCT  Patents covering same and all  corresponding  National

Stage  Applications,  and improvements thereto to Naturol  Limited,  now  MGA

Holdings Limited;

38: C.   WHEREAS, on 17th August, 2001 Licensor granted to Licensee exclusive rights  and licenses to practice the Inventions in the United States,  Canada and  Mexico  (the "Territory") including, but not limited to,  the  right  to make,  have made, use, sublicense, offer to sell and sell the Inventions  and products  made  using the Inventions throughout the Territory,  said  License including certain terms and conditions,

D.   WHEREAS, Licensee has formed Naturol Canada Limited, a subsidiary 49%

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owned by Licensee, for the development and commercialization of the

Inventions in Canada and Naturol Canada Limited has entered into agreements for such developments and has established various valuable relationships with third parties for the furtherance of the intention of the parties under the

Exclusive License Agreement; and

       E.   WHEREAS, because of current market conditions and financial demands,

Licensee  has  not been able to adequately fund such activities and  Licensee and Licensor wish to reallocate development obligations in the Territory;

          NOW THEREFORE, the parties hereto agree as follows:

1.   DEFINITIONS

     As  used in this Agreement, the following terms shall have the following meanings:

     a)   "PCT Patents" shall mean

      1)   PCT Patent Application Serial Number WO 01/10527 filed 4 August 2000,

       based on British Patent Application 9918436.8 filed 5 August 1999, now GB

       Patent 2 352 724,

    2)   PCT Patent Application Serial Number WO 00/43471 filed 20 January 2000,

based on British Patent Applications 9901617.2 filed 25 January 1999 and

9905054.4 filed 5 March 1999,

3)   a PCT Patent Application (or National stage applications claiming priority thereto) based on British Patent Application GB200106972.3, and

4)   any subsequent patent applications filed by Licensor related thereto.

     b)   "Licensed Patent(s)" shall mean any patent Applications filed in the

       United States, Canada or Mexico corresponding to the PCT Patents, and any

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        United States, Canadian and Mexican Patents issuing there from, any divisional, continuation, continuation-in-part, re-examination or reissue patents based thereon and any Improvement thereto presently existing or developed in the future.

     c)   "Improvements" shall mean any betterments or modifications  to  the

    Inventions  developed by Inventor or Licensor, or which Inventor or Licensor has a right to manufacturer, use or sell.

     d)   "Invention" shall mean the inventions described or claimed in the PCT

     Applications and the Licensed Patents, including but not limited to all product, methods, compositions and procedures covered by, or made in accordance with the teachings of the Licensed Patents or which are covered by the claims of the Licensed Patent.

   e)   "Commercial Sales" shall mean sales by Licensee or Sublicensees  of products claimed in, or produced using methods claimed in, the Licensed

   Patents to third parties.

  f)   "Licensed Products" shall mean all products produced using the Invention claimed in the Licensed Patents by Licensee, or Sublicensees thereof, for the benefit third parties

 g)   "Licensed Services" shall mean all uses of the Invention claimed in the

   Licensed Patents by Licensee, or Sublicensees thereof, for the benefit third parties.

 h)   "Net Sales" shall mean:

     1)   Licensee's gross billings with respect to Commercial Sales by Licensee or Sublicensee, or Licensed Services provided by Licensee or Sublicensee,

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     subsequent to the effective date of this Agreement less (a) sales tax directly imposed upon said sales, (b) outbound transportation charges, (c)

    prompt payment discounts actually allowed, (d) actually allowed returns, and

 (e) allowances actually credited for damaged goods, and

2)    royalties or payments received by Licensee from third parties based on research and/or development activities or the manufacture, use or sale of the products or services or Licensed Products by said third parties.

     i)   "Territory" shall mean the United States, Canada and Mexico.

     j)   "License Year" shall mean each twelve (12) month period, beginning on the effective date of this Agreement first written above and thereafter on the anniversary date thereof.

     k)   "Payment Period" shall be the three (3) month periods starting with

          January 1, April 1, July 1 and October 1 of each year.

     l)   "Strategic Partner" shall mean an organization which enters into  a contract with Licensee for the development and/or commercialization of

   Licensed Products, said contract including the payment to Licensee, upon execution of said contract or on completion of a defined milestone within one year of execution, of at least one million dollars ($1,000,000).

m)   "Licensed Trademark" shall mean the word NATUROL for use on the Licensed

     Product and in conjunction with the marketing and sale of the Licensed

     Product.

n)   "Confidential Information" shall mean all information, know-how and inventions (including, but not limited to, patent applications) disclosed by

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    Licensor  to Licensee or Licensee to Licensor pursuant to this Agreement which relate to the Invention, technical service and existing and potential customers but not including anything which the receiving party can show by clear and convincing evidence (i) is already known to the recipient without restriction on its use or disclosure; (ii) is or becomes public information in a bona fide manner; (iii) is lawfully obtained by the receiving party from a third party without an obligation of confidentiality: or (iv) is disclosed with the prior written approval of the other party.

     o)   "Effective Date" shall mean the last date set forth on the signature page of this Agreement.

     p)   "Exclusive License Agreement" shall mean the License Agreement entered into between the Licensee and Licensor on 17th August, 2001.

2.   GRANT OF LICENSOR'S RIGHTS IN INVENTION

     The  parties hereto agree that the Exclusive License Agreement is hereby

converted  to  a  perpetual,  Non-Exclusive  License  to  manufacture,   have

manufactured for it, assemble, use, offer for sale and/or sell the  Invention covered  by the Licensed Patents and the good will related thereto.  Licensor shall  also provide consulting services and cooperate with Licensee regarding development and commercialization of the Invention as addressed herein below.

     3.   CONSIDERATION

           A.    In consideration of the conversion from an exclusive license to  a  non-exclusive  license,  Licensor waivers  all  prior  obligations  of

Licensee  to  pay  to Licensor the three hundred and sixty  thousand  dollars

($360,000)   first  Annual  Compensation  payment,  and  all  future   Annual

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Compensation payments set forth in the Exclusive License Agreement.  Licensor shall  use  its  best  efforts to cause the return to Licensee  of  9,331,321 restricted shares of Naturol, Inc. issued to Willow Holdings in consideration of the  grant of the Exclusive license Agreement. As of the execution date of this  Non-Exclusive  License Agreement, the Annual Compensation  to  Licensor

from Licensee shall consist solely of royalties on Licensed Sales or Licensed

Services.

    B.   For as long as Licensor has granted no other licenses in the Territory,

Licensee will pay Licensor an eight percent (8.0%) Royalty based on Net Sales of the Licensed Products or Licensed Services made, used, sold or offered for sale  by  Licensee in a country where Licensed Patents covering said Licensed

Products or Licensed Services are still pending or in effect.  In addition, a two  percent (2.0%) Royalty shall be paid based on the use by Licensee of the

Licensed  Trademark.  In the event Licensor shall grant a license to practice the  invention  in the Territory to one or more third parties said  Royalties payable  by Licensee hereunder shall be reduced by fifty percent (50%).  When

Licensee takes back a product upon which a license Royalty has been paid, the

Royalty  paid  to  Licensor shall be a credit against  Royalties  payable  to

Licensor in the next succeeding Payment Period.

     C.   Licensor shall continue to make available to Licensee the services of all of its employees and consultants to assist in the further development and commercialization of Licensed Products, on such terms and at  such  locations

as  may  from time to time be agreed between the parties hereto.   All  prior

approved out of pocket expenses incurred by Licensor, or Licensor's employees or  consultant,  in providing such services shall be reimbursed  by  Licensee upon delivery of receipts for such expenses incurred.

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   D.   In the event that Licensee is able to secure sufficient funding to fully implement its business plan, Licensee may request, and Licensor, as  long  as no additional licenses have been granted in the Territory, shall convert this

Non-exclusive License to an exclusive license with mutually agreeable payment terms, said payment terms being based solely on income generated by Licensee.

     4.   COMMERCIALIZATION OBLIGATIONS

          A.   Licensee shall continue to diligently pursue the development and commercialization of the Invention in the Territory.  To assist  Licensee  in such efforts, the parties hereto agree that Licensor shall assume operational control  of Naturol Canada Limited, and all outstanding financial obligations incurred  by  Naturol Canada Limited in the furthurance of the objectives  of the Exclusive License Agreement, including, but not limited to the commercial development  programs  at the Food Technology Centre, Prince  Edward  Island,

under  the National Research Council of Canada Industrial Research Assistance

Program  Contribution to Firms, and financial obligations relating to patent,

trademark,  licensing  and contract issues contracted  by  Licensee  for  the benefit of  Licensor.

B.   Licensor shall make available to Licensee for its use hereunder, and shall timely disclose to Licensee, all information and data generated as a result of any efforts to develop and/or commercialize the Invention within or without  the Territory and Licensee shall be free to use such information and data in its commercializion efforts, subject only to the Royalty obligations set forth herein.

C.   If Licensee, or any Strategic Partner(s) of Licensee, decides not to manufacture, market or sell, or to cease the manufacture, marketing or sale of the Licensed Product without the bona fide intent to resume said manufacture market or sale, or to enter into new sublicenses or strategic

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agreements, for a period in excess of one (1) year Licensor may terminate this Agreement and the licenses granted herein.  In such an instance, all rights granted to Licensee shall revert back to Licensor.

5.   USE OF THE LICENSED TRADEMARK AND OTHER TRADEMARKS

     A.   Licensee has the exclusive right to use and register with the U.S.,

Canadian and Mexican Patent and Trademark Office any trademark other than the

Licensed  Trademark, or a mark confusingly similar thereto, which it  selects in the advertising, promotion, marketing and sale of the Licensed Product.

     B.   The rights in the Licensed Trademark granted hereunder are conditioned upon  Licensee's full and complete compliance with the marking provisions  of the  trademark  laws  of  the United States and any  other  relevant  foreign countries.  The Licensed Products, as well as all promotional, packaging, and advertising  material  related thereto, shall include all  appropriate  legal notices as required by Licensor.

     C.   The Licensed Products shall be of a quality no less than specified by

Licensor.

     D.   If the quality of the Licensed Products falls below such agreed to quality, Licensee shall use its best efforts to restore such quality.  In the event that Licensee has not taken appropriate steps to restore such quality within thirty (30) days after notification by Licensor, Licensor shall have the right to require that the Licensee cease using the Licensed Trademarks.

     E.   At least every six (6) months during the term of this Agreement,

Licensee shall make available to Licensor representative samples of each of the Licensed Products bearing the Licensed Trademark for evaluation and approval of the quality thereof.  In addition, at least thirty (30) days

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prior to the introduction of each new Licensed Product bearing the Licensed

Trademark and each new labeling or advertisement for Licensed Product bearing the Licensed Trademark, Licensee shall make available to Licensor representative samples of each such new Licensed Product, and provide samples of labeling and advertising for approval by Licensor.  Procedures for review and approval of new uses of the Licensed Trademark and new advertising or labeling shall be established by mutual agreement of the parties.  No new labeling or advertising bearing the Licensed Trademark shall be released or used by Licensee until approved by Licensor, which approval shall not be unreasonably withheld.

    F.   Licensee acknowledges Licensor's exclusive rights in the Trademark and,

further, acknowledges that the Trademark is unique and original to Licensor and that Licensor is the owner thereof.  Licensee shall not, at any time during or after the effective Term of the Agreement, dispute or contest,

directly or indirectly, Licensor's exclusive right and title to the

Trademarks or the validity thereof.  Licensee agrees that its use of the

Licensed Trademarks inures to the benefit of Licensor, that the Licensee shall not acquire any rights in the Licensed Trademarks as a result of this license, and that such use by Licensee is evidence of continued use by

Licensor.

     G.   Licensor will take all action reasonable necessary to apply for registration of the Licensed Trademark, as a minimum, in the United States,

Canada and Mexico and the European Community, file additional applications for registration of the mark for new uses and, subject to the terms herein,

maintain any registration of the Licensed Trademark.

     H.   Licensor will have the right, but not the obligation to enforce the

Licensed Trademark against infringers.  If Licensor and Licensee agree to jointly pursue infringers, they will share all cost and split any damages

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awarded appropriately.  If Licensor refuses to pursue infringers, Licensee may do so at its cost and Licensor will cooperate as necessary to allow

Licensee to bring such action, all at Licensees cost.  Licensors refusal to pursue infringers will not be a basis for termination of this Agreement.


     6.   REPRESENTATIONS AND WARRANTEES

          Licensor, makes no representations or warranty with respect to the validity of any patent, trademark, or copyright that may issue or be granted covering the Licensed Product or the Licensed Trademark or that the manufacture, use or sale of the Licensed Product or the use of the Licensed

Trademark will not infringe the rights of others.  However, Licensor has no knowledge that would lead it to believe that the Licensed Patent is invalid or the manufacture, use or sale of the Licensed Product or use of the

Licensed Trademark would infringe the rights of any third parties.

     7.   RECORDS, ROYALTY PAYMENTS AND INSPECTION

     A.   For as long as Licensor is receiving Royalties, Licensee shall keep accurate  records,  certified by it, showing the number of  Licensed  Product sold  by  Licensee or its Sublicensees.  As a part of these records, Licensee will  prepare  a  statement within forty-five (45) days of the  end  of  each

Payment  Period  showing the number of Licensed Product sold by  Licensee  or sublicensees during the immediately preceding Payment Period and will forward a copy of the statement to Licensor, together with any Royalty payment as may be owed for the sale of Licensed Product during the preceding Payment Period.

     B)    Licensee agrees that it will, on reasonable notice, during regular

business  hours,  permit  an  independent  certified  public  accountant   or

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knowledgeable auditor, who is acceptable to Licensee, to have access  to  its records  pertaining to the sale of Licensed Products to audit and verify  the accuracy  of  the  Royalty  reports submitted by  Licensee  and  the  Royalty

payments  made  by  Licensee  pursuant to this Agreement.   Such  independent

certified  public  accountant shall report to Licensor only  its  conclusions regarding the accuracy of submitted royalty reports and the underlying  basis

therefor.   The cost of any such audit shall be borne by Licensor,  and  only

one  such  audit  shall  be  made in any one fiscal  year.   Any  information

obtained  from  an  audit shall be kept confidential and used  only  for  the purpose of determining the accuracy of such royalty reports and for enforcing payment  of Royalties due and payable to Licensor.  Licensee's obligation  to maintain  records of sales of Licensed Products for the purposes of an  audit shall  extend  only for a period of three (3) years from the  date  of  sale.

This  obligation  shall  not effect the statutory reporting  requirements  of

Licensee to Licensor as one of its equity holders.

     8.   TERM AND TERMINATION OF AGREEMENT

     A.    If not terminated sooner pursuant to section 8B below, the license to  the  Licensed  Patent shall last until the expiration date  of  the  last

Licensed  Patent  covering  Licensed  Products  or  Licensed  Services  or  a declaration  by the Court, not overturned in any timely filed  appeals,  that the  Licensed Patent is invalid. The License to the Licensed Trademark  shall last  as  long  as  the Licensee continues to use the Licensed  Trademark  in accordance herewith.

     B.    Licensor may terminate this Agreement for a failure or default  on the part of the Licensee to perform an obligation or duty required herein, or enforce such obligation on any Sublicensee, but Licensee must first be  given thirty (30) days advance written notice and the opportunity and time, as  may be reasonably required, to correct such failure or default.

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     9.   RIGHTS OF PARTIES UPON TERMINATION

     A.    Upon cancellation or termination of this Agreement for any reason,

Licensee may complete and sell Licensed Products, or complete the delivery of

Licensed  Services, which are in the process of manufacture or  delivery  and can  be  completed within six (6) months following notice of  termination  or which  have been manufactured, provided only that Licensee shall be  required to  pay  Licensor  those  Royalties which would otherwise  be  owed  if  this

Agreement were still in force.

     B.    Termination  of  this  Agreement shall  be  without  prejudice  to

Licensee's right to recover any advance payment of Royalties or fees made.

     10.  INFRINGEMENT CLAIMS

     A.   Should any action be commenced against Licensee that alleges that the

Licensed Product infringes the claims of any patent, Licensor shall have  the

right,  but  shall  not  be obligated, to defend such  action.   If  Licensor

decides  not  to defend such action, Licensee shall have the option,  at  its sole  expense,  to defend and the right to join Licensor in  the  suit  as  a codefendant.

     B.   If, by virtue of a judgment against it or as a result of a good faith settlement  of a bona fide claim against it, Licensee is required  to  pay  a

Royalty to a third party on the basis of a patent claim covering the Licensed

Product or Licensed Services and Licensor still has a validly existing patent covering  Licensed  Products  or  Licensed Services,  any  Royalties  due  to

Licensor  shall  be  reduced by the Royalties paid to the  third  party.   If

Licensor  has  no  such valid patent, then Royalties due  to  Licensor  shall

cease.   However,  this  shall  not  effect  other  Compensation  payable  to

Licensor.

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11.  THIRD PARTY INFRINGEMENT

     A.    Should a third party infringe the Licensed Patent, Licensee  shall have  the first right to pursue said infringers.  If Licensee decides not  to

prosecute   infringers,  then  Licensor  shall  have  a  right  to  prosecute infringers  and  to join Licensee in the suit. In regard to  actions  against third  parties, by Licensee, Licensee may retain any money collected  through such  action which is based on lost sales or profits of Licensee and Licensee shall  pay to Licensor the Royalties he would have earned on those lost sales or profits.

     B.    Each party agrees, at the request of the other party, to cooperate and  assist  in  the  prosecution or defense  of  any  infringement  actions.

Reasonable  out-of-pocket  expenses incurred  in  connection  with  any  such requested cooperation and assistance shall be paid as an expense of the  suit within thirty (30) days after receipt of a written request for payment, which shall  itemize  the  expenses and be accompanied by documentation  supporting such expenses.

     12.  ASSIGNABILITY OF AGREEMENT AND LICENSED PATENTS AND

     SUBLICENSING OF LICENSED PATENTS

     A.   This Agreement is binding upon and shall inure to the benefit of both

Licensor, Licensee and their successors and assigns.

    B.   This Agreement and the licenses granted may not be assigned by Licensee

without  consent of Licensor, which shall not be unreasonably withheld.   Any

assignment  shall  be  conditioned upon Licensee giving  Licensor  reasonable prior  written  notice  thereof  and the assignee's  written  agreement  with

Licensee  to be bound by the terms and conditions of this License  Agreement.

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Licensor  may assign its rights to receive Royalties under this Agreement  by notifying Licensee of such assignment and providing Licensee with a  copy  of such assignment.

13.  NOTICES, CONSTRUCTION AND ENTIRETY OF AGREEMENT

     A.    All  notices  required  pursuant to this  Agreement  shall  be  in writing  and  shall  be  sufficient if sent  by  first  class  registered  or certified  mail  and addressed to the party to whom it  is  to  be  given  as follows:

                    To Licensee:

                         Naturol Holdings, Inc.
                         6265 South Stevenson Way
                         Las Vegas, Nevada 89120
                         Attention:

                    To Licensor:

                         MGA Holdings Limited
                         31/79 Gloucester Street
                         London SW1V 4EA,
                         Attention: M F Davenhill


The  date  of postmark shall be the date of the notice.  All Royalty payments shall be made by first-class mail to the Licensor at the above address.

     B.    The  parties  agree that any disputes that arise as  a  result  of performance or nonperformance under this Agreement shall, prior to litigation thereof,  be  submitted  to arbitration before an internationally  recognized organization established for arbitration purposes and at a location  mutually agreeable to the parties.

     C.   This Agreement shall be interpreted in accordance with the laws of the

State of Nevada and shall be binding on each of the legal representatives  of the  parties  hereto.  It may not be modified or extended except  by  written document,  signed by an authorized officer or representative of Licensor  and

Licensee.

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     D.    This Agreement, and the documents attached hereto, constitutes the complete agreement between Licensor and Licensee.  No modifications shall  be

binding   upon  Licensor  or  Licensee  against  whom  enforcement  of   such

modification  is  sought  unless it is made in  writing,  referring  to  this

Agreement and is signed on behalf of both Licensor and Licensee by one of its officers or related principal(s).

     E.    If any obligation of this Agreement is in conflict with the law or public  policy in a jurisdiction where challenged, the validity of the entire

Agreement   will  not  be  affected  by  the  omission  of  the   conflicting

requirement.

     MGA HOLDINGS  LIMITED         NATUROL HOLDINGS, INC.

     By: /s/ Tobias Mathews        By: /s/Isaac Moss
     Name:Tobias Mathews           Name: Isaac Moss
     Director                      President
     Dated: 9/19/2002              Dated:9/18/2002

     Witnessed By:/s/Nadine Lettury     Witnessed By: /s/ Joan Brown
     Name: Nadine Lettury               Name:Joan Brown